                                                                EXHIBIT 10.186


                                OPTION AGREEMENT


         THIS OPTION AGREEMENT (the "Option Agreement") is entered into as of November 14, 1997, by and between PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation ("PCC"), and FLINN BROADCASTING CORPORATION, a Tennessee corporation ("FBC").

                                 R E C I T A L S

         A. FBC owns, licenses or leases all of the assets (the "Assets" as that term is defined in the Asset Purchase Agreement attached hereto as Exhibit A), which Assets are used or useful in the business and operations of Television Station WFBI-TV, Channel 50, Memphis, Tennessee (the "Station"), including, without limitation, the licenses and construction permits issued by the Federal Communications Commission ("FCC") for the Station (the "FCC Licenses").

         B. PCC and FBC have agreed to enter into a Time Brokerage Agreement (as defined in Section 7 below), pursuant to which PCC shall provide programming for broadcast on the Station.

         C. FBC desires to grant to PCC an exclusive, irrevocable and assignable option to purchase the Assets, including the FCC Licenses, and PCC desires to grant to FBC an exclusive, irrevocable and assignable option to require PCC to purchase the Assets, including the FCC Licenses, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Grant of Put Option.

            (a) For and in consideration of FBC's execution of this Option Agreement, the sufficiency of which is hereby acknowledged by PCC, PCC hereby grants to FBC an exclusive and irrevocable option to require PCC to acquire the Assets, including the FCC Licenses (the "Put Option"), for a purchase price of Eighteen Million Dollars ($18,000,000), subject to adjustment as provided in, and payable upon the closing of, the Asset Purchase Agreement (as defined in Section 3 below). FBC may assign its rights and interests in the Put Option so long as any such assignment complies with the requirements of Section 20 hereof.

            (b) FBC may deliver to PCC written notice of FBC's intention to exercise the Put Option (the "Put Notice") at any time following a PCC default of the Time Brokerage Agreement or at any time during the period commencing on November 15, 1999 (the "Put Commencement Date") and ending on November 15, 2001 (the "Put Termination Date"). The Put Option shall have no force or effect, and PCC shall have no obligation with respect thereto, prior to the Put Commencement Date or after the Put Termination Date. Notwithstanding the requirement in the preceding sentences, if FBC has not exercised the Put Option on or before the Put Termination Date, and PCC has not exercised the Call Option on or before the Call Termination Date (as those terms are defined below), FBC may deliver to PCC a Put Notice at any time during the 90-day period following expiration of the Call Option, if the reason for such expiration was a change in any federal law or any rule, regulation or policy of the FCC or any other governmental agency that renders, or could reasonably be expected to render, the Time Brokerage Agreement invalid, illegal or unenforceable; provided, however, that FBC's delivery of a Put Notice as contemplated by this sentence shall have no effect if, prior to the end of such 90-day period, PCC has assigned the Time Brokerage Agreement in accordance with the terms of Section 7.1(a) thereof and, as a result of such assignment, the Time Brokerage Agreement is legal, valid and enforceable.

         2. Grant of Call Option.

            (a) For and in consideration of the option consideration in the amount of $2,000,000 paid by PCC to FBC (the "Option Payment"), the receipt and sufficiency of which are hereby acknowledged by FBC, FBC hereby grants to PCC an exclusive and irrevocable option to acquire the Assets, including the FCC Licenses (the "Call Option"), for a purchase price of Eighteen Million Dollars ($18,000,000), subject to adjustment as provided in, and payable upon the closing of, the Asset Purchase Agreement. PCC may assign its rights and interests in the Call Option so long as any such assignment complies with the requirements of Section 20 hereof.

            (b) PCC may deliver to FBC written notice of PCC's intention to exercise the Call Option (the "Call Notice") at any time during the period commencing on November 16, 2001 (the "Call Commencement Date") and ending on November 16, 2003 (the "Call Termination Date"). The Call Option shall have no force or effect, and FBC shall have no obligation with respect thereto, prior to the Call Commencement Date. Notwithstanding the requirement in the preceding sentences, PCC may deliver to FBC a Call Notice at any time following (i) a termination of the Time Brokerage Agreement in accordance with its terms for any reason other than a material breach by PCC of its obligations thereunder or (ii) a change in any federal law or any rule, regulation or policy of the FCC or any other governmental agency that renders, or could reasonably be expected to render, the Time

Brokerage Agreement invalid, illegal or unenforceable. In the event that PCC fails to give FBC the Call Notice on or prior to the later of (x) the Call Termination Date or (y) the date that is ninety (90) days following the effective date of the change in law, rule, regulation or policy described in clause (ii) of the preceding sentence, the Call Option shall expire.

            (c) Within five (5) business days following demand, FBC shall immediately return to PCC the Option Payment following (i) a termination by PCC of this Option Agreement in accordance with the terms of Section 13(b)(i) hereof as a result of a breach by FBC of any material representation, warranty, agreement or obligation of FBC contained herein, (ii) the delivery of a Put Notice or a Call Notice, a termination by PCC of the Asset Purchase Agreement in accordance with the terms of Section 9.2 thereof as a result of a breach by FBC of any material representation, warranty, agreement or obligation of FBC contained in the Asset Purchase Agreement, or (iii) a termination by FBC of this Agreement pursuant to Section 13(a)(ii) hereof or a termination by PCC of this Agreement pursuant to Section 13(b)(ii) hereof. Except as provided in this
Section 2(c), FBC shall not be obligated to return the Option Payment to PCC.

         3. Asset Purchase Agreement.

            (a) Within fifteen (15) business days following PCC's receipt of the Put Notice or FBC's receipt of the Call Notice, as the case may be, FBC and PCC shall enter into the Asset Purchase Agreement in the form of Exhibit A hereto (the "Asset Purchase Agreement"), it being understood that the only change to such form shall be changes, if any, in the information contained in the Schedules thereto and the addition, if any, of Schedules thereto that are reasonably required to reflect events occurring after the date hereof; provided, however, that PCC shall not be required to accept any such change or addition that could reasonably be expected to cause a material adverse change in, or have a material adverse effect on, (i) the Assets to be conveyed to PCC pursuant to the Asset Purchase Agreement, (ii) the conduct of the business or operations of the Station or (iii) the ability of FBC to consummate the transactions contemplated by the Asset Purchase Agreement in accordance with its terms; provided further, however, that PCC shall be required to accept any change or addition of the type described in the preceding proviso if such change or addition results from any action taken (or, if required, not taken) by PCC under the Time Brokerage Agreement. Upon the execution and delivery of the Asset Purchase Agreement, FBC and PCC shall perform their respective obligations thereunder, including, without limitation, filing and prosecuting an appropriate application for FCC consent to the assignment of the FCC Licenses from FBC to PCC (the "FCC Consent"). Except as expressly set forth in the Time Brokerage Agreement or the Asset Purchase Agreement, PCC shall not assume any obligations or liabilities of FBC under any contract, agreement, license, permit or other instrument or arrangement.

            (b) Notwithstanding Section 3(a) of this Option Agreement, in the event that, at the time of the exercise of the Put Option or the Call Option, as the case may be, the only assets held by FBC are (i) the assets to be conveyed to PCC pursuant to the Asset Purchase Agreement and (ii) the certain similar assets to be sold to Buyer pursuant to a certain Option Agreement bearing even date herewith with respect to Seller's New Orleans Station (as identified in such Option Agreement, the "New Orleans Option"), FBC may, at its election, notify PCC in writing that the transactions contemplated by the Asset Purchase Agreement and the New Orleans Option shall each be reconstituted as a sale to PCC of all of the capital stock of FBC (the "Stock Purchase Election"); provided, however, that FBC shall have no right to exercise the Stock Purchase Election if (i) PCC is unable to treat such purchase of stock as a purchase of assets pursuant to Internal Revenue Code ss. 338(h)(10), or its successor, as the same may be amended from time to time, and (ii) PCC and FBC are unable to agree upon the terms and conditions of, and execute and deliver, a Stock Purchase Agreement within thirty (30) days following PCC's receipt from FBC of written notice of its election to exercise the Stock Purchase Election. If FBC exercises the Stock Purchase Election in accordance with the terms of this
Section 3(b), FBC and PCC shall negotiate in good faith the terms of the Stock Purchase Agreement, it being understood that such Stock Purchase Agreement shall be substantially equivalent to the Asset Purchase Agreement except for such modifications and additions thereto that are required to conform the Asset Purchase Agreement to the form of agreement customarily used in connection with a sale of capital stock rather than assets, and it being further understood that neither FBC nor PCC shall be required to accept any term or provision in the Stock Purchase Agreement that would, or could reasonably be expected to, result in any increase or decrease in the consideration payable by PCC under the Asset Purchase Agreement or in the liabilities to be assumed by PCC under the Asset Purchase Agreement.

         4. Survival of Options.

            (a) In the event that the exercise of the Put Option is not consummated for any reason whatsoever, and in the further event that this Option Agreement is not terminated by FBC or PCC pursuant to Section 13 hereof, the Put Option shall nevertheless remain exercisable by FBC through the Put Termination Date, and FBC may at any time, and from time to time, prior to such expiration again exercise the Put Option as set forth in this Option Agreement and, upon such exercise, PCC and FBC shall enter into an Asset Purchase Agreement that is substantially identical to the Asset Purchase Agreement and thereafter diligently proceed to perform their obligations thereunder.

            (b) In the event that the exercise of the Call Option is not consummated for any reason whatsoever, and in the further event that this Option Agreement is not terminated by FBC or PCC pursuant to Section 13 hereof, the Call Option shall nevertheless remain exercisable by PCC through the Call Termination Date, and PCC may at any time, and from time to time, prior to such expiration again exercise the Call Option as set forth in this Option Agreement and, upon such exercise, FBC and PCC shall enter into an Asset Purchase Agreement that is substantially identical to the Asset Purchase Agreement and thereafter diligently proceed to perform their obligations thereunder.

         5. Control of the Station. Prior to the closing of the transactions contemplated by the Asset Purchase Agreement, PCC shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of the Station; such operations, including complete control and supervision of all of the Station programs, employees, and policies, shall be the sole responsibility of FBC until the closing of the transactions contemplated by the Asset Purchase Agreement.

         6. HSR Act. As soon as practicable after the execution hereof but in no event later than ten business days after the execution hereof, each of PCC and FBC shall make such filings, if any, required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") as a result of the transactions contemplated by this Option Agreement and the Time Brokerage Agreement. PCC and FBC agree to (a) cooperate with each other in connection with all such HSR Act filings, which cooperation shall include furnishing the other with any information or documents that may be reasonably required in connection with such filings; (b) promptly file, after any request by the Federal Trade Commission ("FTC") or Department of Justice ("DOJ") and after appropriate negotiation with the FTC or DOJ of the scope of such request, any information or documents requested by the FTC or DOJ; and (c) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ that relates to the transactions contemplated hereunder and under the Time Brokerage Agreement, and to the extent practicable, to permit each other to participate in any conferences with the FTC or DOJ. The transfer of the Assets pursuant to the Asset Purchase Agreement and the commencement of the transaction contemplated by the Time Brokerage Agreement are expressly conditioned upon the waiting period relating to any such filings the ("HSR Waiting Period") having duly expired or been terminated by the appropriate government agencies without the enforcement of any action by any such agencies to restrain or postpone the transactions contemplated hereby. Any filing fees required to be paid as a result of the HSR Act shall be paid one-half by PCC and one-half by FBC.

         7. Time Brokerage Agreement. Following the expiration or termination of the HSR Waiting Period, PCC and FBC shall enter into a Time Brokerage Agreement with respect to the Station in the form of the Time Brokerage Agreement attached hereto as Exhibit B (the "Time Brokerage Agreement"). The effective date of the Time Brokerage Agreement shall be a date mutually acceptable to PCC and FBC that is no sooner than five

(5) business days, and no later than ten (10) business days, following the date of expiration or termination of the HSR Waiting Period. If PCC and FBC fail to agree on such effective date, the Time Brokerage Agreement shall be duly executed and delivered by PCC and FBC and shall be effective upon the date that is ten (10) business days following the expiration or termination of the HSR Waiting Period. No later than ten (10) business days following the date hereof, FBC shall notify PCC in writing of the names of those employees of FBC that FBC elects, in its sole discretion, to retain.

         8. Representations and Warranties of FBC. FBC represents and warrants to PCC as follows:

            (a) FBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. FBC has full corporate power and authority to execute and deliver this Option Agreement, the Asset Purchase Agreement and the Time Brokerage Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Option Agreement and the Time Brokerage Agreement and the consummation of the transactions contemplated hereby and thereby by FBC have been duly and validly authorized by all necessary corporate action on the part of FBC. This Option Agreement has been duly and validly executed and delivered by FBC and constitutes a legal, valid and binding agreement of FBC enforceable against FBC in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies. The Time Brokerage Agreement, when executed and delivered by FBC, will be duly and validly executed and delivered by FBC and will constitute a legal, valid and binding agreement of FBC enforceable against FBC in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

            (b) Except for the FCC Consent and the requirements under the HSR Act, there is no requirement applicable to FBC to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the execution and delivery by FBC of this Option Agreement, the Asset Purchase Agreement or the Time Brokerage Agreement or the performance by FBC of its obligations thereunder.

            (c) Subject to obtaining the FCC Consent, satisfying the requirements under the HSR Act and obtaining the consents of third parties identified on Schedule 3.3 to the Asset Purchase Agreement, the execution, delivery and performance of this Option Agreement, the Asset Purchase Agreement and the Time Brokerage Agreement by FBC will not (i) conflict with FBC's organizational documents or agreements, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, agreement, or lease to which FBC is a party or by which any of the FCC Licenses or the other Assets are bound, or (iii) to FBC's knowledge, violate any statute, law, rule, regulation, order, writ, injunction or decree applicable to FBC, the FCC Licenses or the other Assets.

            (d) Since January 1, 1997, FBC has conducted the business and operations of the Station only in the ordinary course and has not:

                (i) Suffered any material adverse change in the business, assets, or properties of the Station;

                (ii) except in the ordinary course of business consistent with past practices, made any material increase in compensation payable or to become payable to any of the employees of the Station, or made any bonus payment to any employee of the Station, or made any material change in personnel policies, employee benefits, or other compensation arrangements affecting the employees of the Station;

                (iii) made any sale, assignment, lease, or other transfer of any of the Station's properties other than in the normal and usual course of business with suitable replacements being obtained therefor;

                (iv) canceled any claims held by FBC with respect to the Station, except in the normal and usual course of business;

                (v) suffered any material write-down of the value of any Assets or any material write-off as uncollectible of any accounts receivable of the Station; or

                (vi) Transferred or granted any right under, or entered into any settlement regarding the breach or infringement of, any material license, patent, copyright, trademark, trade name, franchise, or similar right, or modified any existing right specific, to the Station.

            (e) The representations and warranties of FBC set forth in Sections
3.4 through and including 3.19 of the Asset Purchase Agreement are incorporated herein by reference, and FBC hereby makes each such representation and warranty to PCC as if each such representation and warranty were expressly set forth herein.

         FBC acknowledges and agrees that FBC's representations and warranties contained in this Section 8 are a material inducement to PCC's agreement to enter into and perform this Option Agreement and make the Option Payment.

         9. Representations and Warranties of PCC. PCC represents and warrants to FBC as follows:

            (a) PCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PCC has full corporate power and authority to execute and deliver this Option Agreement, the Asset Purchase Agreement and the Time Brokerage Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Option Agreement and the Time Brokerage Agreement and the consummation of the transactions contemplated hereby and thereby by PCC have been duly and validly authorized by all necessary corporate action on the part of PCC. This Option Agreement has been duly and validly executed and delivered by PCC and constitutes a legal, valid and binding agreement of PCC enforceable against PCC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies. The Time Brokerage Agreement, when executed and delivered by PCC, will be duly and validly executed and delivered by PCC and will constitute a legal, valid and binding agreement of PCC enforceable against PCC in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

            (b) Except for the FCC Consent and the requirements under the HSR Act, there is no requirement applicable to PCC to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the execution and delivery by PCC of this Option Agreement, the Asset Purchase Agreement or the Time Brokerage Agreement or the performance by PCC of its obligations thereunder.

            (c) Subject to obtaining the FCC Consent, satisfying the requirements under the HSR Act and obtaining the consents of third parties identified on Schedule 4.5 to the Asset Purchase Agreement, the execution, delivery and performance of this Option Agreement, the Asset Purchase Agreement and the Time Brokerage Agreement by PCC will not (i) conflict with PCC's organizational documents, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, agreement, or lease to which PCC is a party or by which any of its assets are bound, or (iii) to PCC's knowledge, violate any statute, law, rule, regulation, order, writ, injunction or decree applicable to PCC.

            (d) The representations and warranties of PCC set forth in Sections
4.4 through and including 4.7 of the Asset Purchase Agreement are incorporated herein by reference, and PCC hereby makes each such representation and warranty to FBC as if each such representation and warranty were expressly set forth herein.

         PCC acknowledges and agrees that PCC's representations and warranties contained in this Section 9 are a material inducement to FBC's agreement to enter into and perform this Option Agreement.

         10. Covenants of FBC. From the date hereof until termination of this Option Agreement, FBC will not (i) commit any act that is inconsistent with the grant of the Call Option to PCC or the transactions contemplated by this Option Agreement and the Asset Purchase Agreement or (ii) violate any of the covenants, by any act or failure to act, set forth in Section 5 of the Asset Purchase Agreement, each of which are incorporated herein by reference and shall be binding on and enforceable against FBC in accordance with their terms as if each such covenant were expressly set forth herein.

         11. Cooperation. FBC and PCC shall cooperate fully with each other and their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Option Agreement and the Asset Purchase Agreement and will each use their respective best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Option Agreement and the Asset Purchase Agreement so that the transactions contemplated hereby and thereby shall be consummated.

         12. Specific Performance.

             (a) The parties recognize that if FBC breaches this Option Agreement and refuses to perform under the provisions of this Option Agreement, monetary damages alone would not be adequate to compensate PCC for its injury. PCC shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Option Agreement. If any action is brought by PCC to enforce this Option Agreement, FBC shall waive the defense that there is an adequate remedy at law.

            (b) The parties recognize that if PCC breaches this Option Agreement and refuses to perform under the provisions of this Option Agreement, monetary damages alone would not be adequate to compensate FBC for its injury. FBC shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Option Agreement. If any action is brought by FBC to enforce this Option Agreement, PCC shall waive the defense that there is an adequate remedy at law.

        13. Termination.

            (a) This Option Agreement may be terminated by FBC and the purchase and sale of the Assets abandoned, so long as FBC is not in breach of any of its material representations, warranties, agreements or obligations contained in this Option Agreement, the Time Brokerage Agreement or the Asset Purchase Agreement, upon written notice to PCC, (i) if PCC has failed to cure a breach of any of its material representations, warranties, agreements or obligations contained in this Option Agreement, the Time Brokerage Agreement (including a failure to make any payment required under the terms of the Time Brokerage Agreement), or the Asset Purchase Agreement within 30 days after PCC has received written notice from FBC of such breach or (ii) if, on or before the date that is 180 days following the date of this Agreement, the HSR Waiting Period has not expired or been terminated by the appropriate government agencies without the enforcement of any action by any such agencies to restrain or postpone the transactions contemplated hereby.

            (b) This Option Agreement may be terminated by PCC and the purchase and sale of the Assets abandoned, so long as PCC is not in breach of any of its material representations, warranties, agreements or obligations contained in this Option Agreement, the Time Brokerage Agreement or the Asset Purchase Agreement, upon written notice to FBC, (i) if FBC has failed to cure a breach of any of its material representations, warranties, agreements or obligations contained in this Option Agreement, the Time Brokerage Agreement or the Asset Purchase Agreement within 30 days after FBC has received written notice from PCC of such breach or (ii) if, on or before the date that is 180 days following the date of this Agreement, the HSR Waiting Period has not expired or been terminated by the appropriate government agencies without the enforcement of any action by any such agencies to restrain or postpone the transactions contemplated hereby.

            (c) The notice and cure period set forth in this Section 13 shall be the only notice and cure period required in connection with any termination of this Option Agreement by FBC or PCC and shall not be in addition to any notice and cure rights contained in any other agreement between PCC and FBC.

        14. Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Option Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

If to FBC:                          George S. Flinn, Jr.
                                    Flinn Broadcasting Corporation
                                    188 South Bellevue, Suite 222
                                    Memphis, TN  38104


With a copy (which shall not        Stephen C. Simpson, Esq.
constitute notice) to:              Law Offices of Stephen C. Simpson
                                    1090 Vermont Avenue, N.W.
                                    Suite 800
                                    Washington, DC  20005


If to PCC:                          Lowell W. Paxson
                                    Paxson Communications Corporation
                                    601 Clearwater Park Road
                                    West Palm Beach, FL  33401


With a copy (which shall not        John R. Feore, Jr., Esq.
constitute notice) to:              Dow, Lohnes & Albertson, PLLC
                                    1200 New Hampshire Avenue, N.W.
                                    Suite 800
                                    Washington, DC  20036

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 14.

         15. Entire Agreement; Amendment. This Option Agreement supersedes all prior agreements and understandings of the parties, oral and written, with respect to its subject matter. This Option Agreement may be modified only by an agreement in writing executed by all of the parties thereto. No waiver of compliance with any provision of this Option Agreement will be effective unless evidenced by an instrument evidenced in writing and signed by the parties thereto.

         16. Further Assurances. From time to time after the date of execution hereof, the parties shall take such further action and execute such further documents, assurances and certificates as either party reasonably may request of the other to effectuate the purposes of this Option Agreement.

         17. Counterparts. This Option Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when each of the parties hereto shall have delivered to it this Option Agreement duly executed by the other parties hereto.

         18. Headings. The headings in this Option Agreement are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Option Agreement.

         19. Governing Law; Disputes. This Option Agreement shall be construed under and in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of law. Except as otherwise provided to the contrary below, any dispute arising out of or related to this Option Agreement that FBC and PCC are unable to resolve by themselves shall be settled by arbitration by a panel of three (3) neutral arbitrators who shall be selected in accordance with the procedures set forth in the commercial arbitration rules of the American Arbitration Association. The persons selected as arbitrators shall have prior experience in the broadcasting industry but need not be professional arbitrators, and persons such as lawyers, accountants, brokers and bankers shall be acceptable. Before undertaking to resolve the dispute, each arbitrator shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make a just award according to the best of his or her understanding. The arbitration hearing shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association in Washington, D.C. The written decision of a majority of the arbitrators shall be final and binding on FBC and PCC. The costs and expenses of the arbitration proceeding shall be assessed between FBC and PCC in a manner to be decided by a majority of the arbitrators, and the assessment shall be set forth in the decision and award of the arbitrators. Judgment on the award, if it is not paid within thirty days, may be entered in any court having jurisdiction over the matter. No action at law or suit in equity based upon any claim arising out of or related to this Option Agreement shall be instituted in any court by FBC or PCC against the other except (i) an action to compel arbitration pursuant to this Section, (ii) an action to enforce the award of the arbitration panel rendered in accordance with this Section, or (iii) a suit for specific performance pursuant to Section 12 of this Option Agreement.

         20. Benefit and Binding Effect; Assignability. This Option Agreement shall inure to the benefit of and be binding upon FBC, PCC and their respective successors and permitted assigns. Neither PCC nor FBC may assign this Option Agreement without the prior written consent of the other, except that (a) PCC may assign its rights and obligations under this Option Agreement without FBC's consent to (i) any entity controlled by or under common control with PCC or (ii) any other entity designated by PCC, so long as PCC determines, in the exercise of reasonable business judgment, that such entity possesses the financial capacity, and the requisite qualifications under the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, to consummate the transactions contemplated by this Option Agreement and the Asset Purchase Agreement and (b) FBC may assign its rights and obligations under this Option Agreement without PCC's consent to any entity controlled by or under common control with FBC; provided, however, in the case of any assignment permitted under clause (a) or
(b) above, as a condition precedent to the effectiveness of any such assignment, PCC or FBC, as the case may be, shall, concurrent with such assignment, enter into an agreement with the other pursuant to which PCC or FBC shall guarantee the performance of all obligations assumed by such party's assignee. Upon any permitted assignment by a party in accordance with this Section 20, all references to "PCC" herein shall be deemed to be references to PCC's assignee and all references to "FBC" herein shall be deemed to be references to FBC's assignee, as the case may be. Notwithstanding the foregoing, either PCC or FBC may assign its rights, benefits, duties or obligations hereunder to its lenders as collateral security for its obligations to such lenders.

         21. Confidentiality. Except as necessary for the consummation of the transaction contemplated by this Option Agreement, and except as and to the extent required by law, each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Option Agreement. If this Option Agreement is terminated, each party will return to the other party all information obtained by the such party from the other party in connection with the transactions contemplated by this Option Agreement.

         22. Press Release. Neither party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Option Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that nothing contained herein shall prevent either party from (a) making such public announcements as may be required under federal or state securities laws or (b) promptly making all filings with governmental authorities as may, in its judgement be required or advisable in connection with the execution and delivery of this Option Agreement or the consummation of the transactions contemplated hereby.

         23. Attorneys' Fees. In the event of a default by either party which results in a lawsuit or other proceeding for any remedy available under this Option Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the date first above written.




                                            PAXSON COMMUNICATIONS CORPORATION



                                            By: /s/ James B. Bocock
                                               --------------------------------
                                                Name:  James B. Bocock
                                                Title: President



                                            FLINN BROADCASTING CORPORATION



                                            By: /s/ George S. Flinn, Jr.
                                               --------------------------------
                                               Name: George S. Flinn, Jr.
                                               Title:   President